UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2015

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 18, 2015, Piedmont Operating Partnership, LP (“Piedmont OP”), a wholly-owned subsidiary of Piedmont Office Realty Trust, Inc. (the "Registrant"), replaced its existing $500 Million Unsecured Line of Credit with a new $500 million unsecured line of credit facility priced at LIBOR plus 100 basis points (the “$500 Million Unsecured 2015 Line of Credit”). Also, on June 23, 2015, Piedmont 1901 Market LLC, a wholly-owned subsidiary of the Registrant, entered into a $160 million 3.48% note payable secured by a mortgage against its 1901 Market Street building located in Philadelphia, PA (" the $160 Million Mortgage Note). The $160 Million Mortgage Note replaced a $105 million mortgage secured by a separate property and paid off in April of 2015. In connection with the mortgage, the Registrant utilized $160 million of 7 year, forward-starting interest rate swaps. Additionally, on June 23, 2015, the Board of Directors of Piedmont Office Realty Trust, Inc. authorized the repurchase of up to $200 million of the Registrant's Common Stock over the next two years. As previously disclosed, the Registrant is currently marketing certain of its assets for sale. If such sales are consummated, the Registrant intends to use the sales proceeds for general corporate purposes including, but not limited to, funding the repurchase of shares under the stock repurchase program, paying down debt, or funding future acquisitions, while maintaining or improving the Registrant's leverage metrics. See further details below and updated debt detail attached as Exhibit 99.1.

$500 Million Unsecured 2015 Line of Credit

On June 18, 2015, Piedmont OP, a wholly-owned subsidiary of the Registrant, replaced its existing $500 Million Unsecured Line of Credit with the $500 Million Unsecured 2015 Line of Credit. The existing $500 Million Unsecured Line of Credit was scheduled to expire on August 19, 2016, and was terminated concurrently with the closing of the new facility. The term of the new $500 Million Unsecured 2015 Line of Credit is four years with a maturity date of June 18, 2019, and Piedmont OP may extend the term for up to one additional year (through two available six-month extensions) provided Piedmont OP is not then in default and upon payment of extension fees. Additionally, under certain terms of the agreement, Piedmont OP may increase the new facility by up to an additional $500 million, to an aggregate size of $1.0 billion, provided that no existing bank has any obligation to participate in such increase. In addition, the new facility agreement has a swing line sub-facility of up to $50 million. Piedmont OP paid customary arrangement and upfront fees to the lenders in connection with the closing of the new facility.

The $500 Million Unsecured 2015 Line of Credit has the option to bear interest at varying levels based on (i) the London Interbank Offered Rate (“LIBOR”) or Base Rate, defined as the greater of the prime rate, the federal funds rate plus 0.5%, or LIBOR for a one-month period plus one percent, (ii) the greater of the credit rating for the Registrant or Piedmont OP, and (iii) for LIBOR loans, an interest period selected by Piedmont OP of one, two (if available), three, or six months, or to the extent available from all lenders in each case, one year or periods of less than one month. The stated interest rate spread over LIBOR can vary from 0.875% to 1.55% based upon the greater of the then current credit rating of Registrant or Piedmont OP. As of the closing of the $500 Million Unsecured 2015 Line of Credit, the current stated LIBOR spread on the loan is 1.00%, down from 1.175% for the existing line of credit.

Under the $500 Million Unsecured 2015 Line of Credit, Piedmont OP is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40.

The foregoing does not purport to be a complete description of the terms of the $500 Million Unsecured 2015 Line of Credit and is qualified in its entirety by reference to the $500 Million Unsecured 2015 Line of Credit agreement, which is attached as Exhibit 10.1 hereto.

$160 Million Fixed-Rate Loan

On June 23, 2015, Piedmont 1901 Market LLC, a wholly-owned subsidiary of the Registrant, entered into a $160 million note payable secured by a mortgage against its 1901 Market Street building located in Philadelphia, PA . The proceeds of the $160 Million Mortgage Note will be used to pay down outstanding borrowings on the $500 Million Unsecured 2015 Line of Credit, discussed above.

The $160 Million Mortgage Note bears interest at 3.48% per year and matures on July 5, 2022. Piedmont 1901 Market LLC may prepay the outstanding principal balance, in whole or in part, with 30 days written notice, subject to a prepayment penalty in certain circumstances. There is no penalty for prepaying within 90 days of the maturity date.

The foregoing does not purport to be a complete description of the terms of the $160 Million Mortgage Note and is qualified in its entirety by reference to the loan agreement and mortgage, which are attached as Exhibits 10.2 and 10.3, respectively.

Item 8.01 Other Events

During June of 2015, the Registrant exhausted the authorization limit of its existing stock repurchase program. Therefore, on June 23, 2015, the Board of Directors of the Registrant authorized the repurchase of up to $200 million of the Registrant's Common Stock over the next two years. The Registrant may repurchase the shares from time to time in accordance with applicable securities laws, in the open market or in privately negotiated transactions. Repurchases will depend upon market conditions and other factors, and repurchases may be commenced or suspended from time to time in the Registrant's discretion, without prior notice. The Registrant intends to use proceeds from potential asset dispositions to fund stock repurchases.

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Forward Looking Statements

Certain statements contained in this Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include whether the Company will consummate the sales of certain assets and how any resulting sales proceeds will be utilized.

The following are some of the factors that could cause the Company`s actual results and its expectations to differ materially from those described in the Company`s forward-looking statements: market and economic conditions remain challenging and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing the Company's business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of the Company's real estate strategies and investment objectives, including the Company's ability to identify and consummate suitable acquisitions; lease terminations or lease defaults, particularly by one of the Company's large lead tenants; the impact of competition on the Company's efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office market in general and the specific markets in which the Company operates, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect the Company and could cause the Company to recognize impairment charges or otherwise impact the Company's performance; availability of financing and the Company's lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of the Company's governmental tenants; the Company may be subject to litigation, which could have a material adverse effect on the Company's financial condition; the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in the Company`s most recent Annual Report on Form 10-K for the period ended December 31, 2014, and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this Form 8-K, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits:

Exhibit No.	Description
10.1
Revolving Credit Agreement dated June 18, 2015, by and among Piedmont Operating Partnership, LP, the Registrant, Suntrust Robinson Humphrey, Inc., U.S. Bank National Association, PNC Capital Markets LLC, Suntrust Bank, and the other financial institutions initially signatory thereto and their assignees

10.2	Loan Agreement dated as of June 23, 2015 between Piedmont 1901 Market LLC, as Borrower and The Prudential Insurance Company of America, as Lender
10.3	Open-End Mortgage and Security Agreement
99.1	Debt Detail as of June 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: June 24, 2015	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1
Revolving Credit Agreement dated June 18, 2015, by and among Piedmont Operating Partnership, LP, the Registrant, Suntrust Robinson Humphrey, Inc., U.S. Bank National Association, PNC Capital Markets LLC, Suntrust Bank, and the other financial institutions initially signatory thereto and their assignees

10.2	Loan Agreement dated as of June 23, 2015 between Piedmont 1901 Market LLC, as Borrower and The Prudential Insurance Company of America, as Lender

10.3	Open-end Mortgage and Security Agreement

99.1	Debt Detail as of June 23, 2015